SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: June 19, 1998



                            BIOMUNE SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)



Commission File Number:  0-11472

     Nevada                                             87-0380088
(State of Incorporation)                   (I.R.S. Employer Identification No.)


            2401 South Foothill Drive, Salt Lake City, UT  84109
                (Address of principal executive offices)(Zip Code)


Registrant's telephone number, including area code:(801) 466-3441

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ITEM 2.  Acquisition or Disposition of Assets.

On June 1, 1998, Biomune Systems, Inc. (the "Company" or the "Registrant") signed an agreement to purchase a 52 percent ownership interest in Rockwood Companies, LLC, formerly Rockwood Vitamins, LLC, a California limited liability company ("Rockwood"). Final issues surrounding the closing of the transaction were resolved on June 19, 1998. Rockwood is the successor in interest of Rockwood Cosmetics, Inc., a California corporation. Prior to the acquisition of the controlling interest in Rockwood, the sole owner of Rockwood was Cypress Springs LLC, a California limited liability company controlled by Ira E. Ritter. Mr. Ritter briefly served as the President of the Registrant in 1997. The purchase price for the controlling interest of Rockwood is $3,360,000, payable in a combination of cash, stock and a promissory note. The cash includes sums previously paid to Mr. Ritter under an earlier transaction that was terminated by the parties in January 1998. $610,000 has been paid in cash and $1,750,000 will be paid pursuant to a promissory note between the date of closing and August 31, 1999. The first payment of $250,000 under the note was made on June 15, 1998. Quarterly payments are due until the final payment on or before August 31, 1999. The note is secured by the 52 percent interest being purchased by the Company and is personally guaranteed by David Derrick, a shareholder of the Company and its former President and Chairman.

In addition, the Registrant will issue 1,000,000 shares of a newly authorized series of Preferred Stock (the "Series G Preferred"). The Series G Preferred will be issued in blocks of 250,000 shares, when, as and if Rockwood generates profits of at least $250,000 for a calendar quarter, provided, however, that no shares will be issued after March 31, 2000.

Also as a part of the transaction, the Company has extended a $1,000,000 operating line of credit to Rockwood, of which $800,000 has been funded. The line of credit is secured by all assets, including accounts receivable and inventory, of Rockwood. Outstanding balances on the line of credit bear interest at the prime rate plus one percent and interest is payable monthly. The line of credit has a one-year term and is renewable for up to two years, with a payment of 1.5% of the amount outstanding at the time of renewal as a renewal fee.

Rockwood is managed by Mr. Ritter as its President under the terms of a written management agreement with Andela Group, Inc. ("Andela"), a company owned and controlled by Mr. Ritter. Under the terms of that agreement, (through Andela) Mr. Ritter receives a fee of $200,000 per year and may earn a bonus equal to 20 percent of net profits in excess of $1,000,000. Mr. Ritter's actions are subject to review of a "board of directors" of Rockwood, comprised of two persons appointed by the Company and one person appointed by Cypress Springs, LLC. The board currently consists of Mr. Ritter, Mr. Derrick and Michael G. Acton, an officer and director of the Company.

Funds for the purchase of the Rockwood interest will be provided to the Company through debt and through the sale of the Company's securities. Mr. Derrick has agreed to purchase approximately $2,000,000 of the Company's previously authorized Series F Preferred Stock. In addition, the Company entered into a line of credit agreement with a family trust pursuant to which it may borrow up to $600,000 at prime plus one percent. Approximately $300,000 has been borrowed to date under this line of credit. The line of credit is secured by common stock of the Company and is personally guaranteed by Mr. Derrick. The trustee of the line of credit is Mr. Acton's brother.

ITEM 4.   Changes in Registrant's Certifying Accountant.

On June 15, 1998, the Company appointed Tanner + Co. ("Tanner") to replace Arthur Andersen LLP ("Andersen") as independent auditors of the Company.

The report of Andersen on the Company's consolidated financial statements for the years ended September 30, 1997 and 1996 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle, except that such report on the consolidated financial statements included an explanatory paragraph with respect to the Company being in the development stage and its having suffered recurring losses which raise substantial doubt about its ability to continue as a going concern.

The decision to engage Tanner as the Company's independent auditors was approved by the Company's board of directors.

In connection with the audits for the years ended September 30, 1997 and 1996, and through June 11, 1998, the Company has had no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Andersen would have caused it to make reference thereto in its report on the consolidated financial statements for 1997 and 1996.

During the course of Andersen's review of the consolidated financial statements of the Company for the quarter ended March 31, 1998, certain matters came to Andersen's attention that were reported to the Audit Committee of the Company in a letter dated May 14, 1998. Andersen informed the Audit Committee that with respect to certain related-party notes receivable and trade accounts receivable significant collections had not been received to
date.   Additionally, Andersen informed the Audit Committee that with respect to certain of the Company's nutraceutical inventories there had been minimal sales activity. Andersen informed the Audit Committee that management's assessment was that both the receivables and the inventory balances were fully realizable and no additional reserves were necessary. Andersen encouraged the Audit Committee to monitor these issues with management.

Substantive audit tests and further investigation into these issues would have been a necessary part of Andersen's audit procedures for the fiscal year-end September 30, 1998 financial statements had the client/auditor relationship not terminated. Andersen has been authorized by the Company to respond to any and all inquiries by the successor auditors, without limitation. The Company has indicated it will cooperate fully with the new auditors to address these matters and these matters had no bearing on the decision to change auditors.

Andersen has provided to the Company a letter addressed to the Securities and Exchange Commission stating that it has reviewed the disclosure provided in this Current Report and has no disagreement with the relevant portions of this disclosure, pursuant to the requirements of Item 304(a)(3) of Regulation S-B. A copy of such letter, dated as of June 19, 1998, is filed as Exhibit 16 to this Current Report on Form 8-K.

During the years ended September 30, 1997 and 1996, and through June 15, 1998, there have been no other reportable events (as referenced in Item
304(a)(1)(iv) of Regulation S-B).

ITEM 5. Other Events.

At the time of the closing of the Rockwood transaction described above, David
G. Derrick resigned as an executive officer and director of the Company. Mr. Derrick had previously served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company. Upon acceptance of Mr. Derrick's resignation, the Board of Directors appointed Michael G. Acton to succeed Derrick as President and Chief Executive Officer of the Company and to serve as a member of the Board of Directors to fill the vacancy created by Mr. Derrick's resignation. The Board also appointed one of its members, Christopher D. Illick, as Chairman of the Board.

ITEM 7.  Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired. The audited financial statements of Rockwood will be filed by amendment to this Report within 60 days.

     (b) Pro Forma Financial Information. Pro forma financial information will be filed by amendment to this Report.

     (c) Exhibits

     10 Purchase Agreement between Biomune Systems, Inc. and Cypress Springs LLC. (with exhibits)

     16 Letter regarding change in certifying accountant



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                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              BIOMUNE SYSTEMS, INC.
                              (Registrant)

                                   /s/ Michael G. Acton
                              By: ___________________________
Date: June 19, 1998               Michael G. Acton
                                  Chief Executive Officer